                                                                EXHIBIT 10.p.



                   GENERAL RELEASE AND SETTLEMENT AGREEMENT
                   ----------------------------------------

                                 ("AGREEMENT")
                                 -------------


     For good and valuable consideration, receipt of which is hereby acknowledged, and in order to resolve and settle finally, fully and completely all matters or disputes that now or may exist between them, the parties agree as follows:

     1.   PARTIES.   The parties to this Agreement are Lewis W. Coleman, his
          --------
heirs, representatives, successors and assigns (hereinafter referred to collectively as "Mr. Coleman") and Bank of America National Trust and Savings Association, BankAmerica Corporation, and/or any of its or their current, former, or future, subsidiaries or affiliates (hereinafter referred to collectively as "Bank").

     2.   VOLUNTARY RESIGNATION.   Mr. Coleman hereby voluntarily tenders and
          ----------------------
Bank hereby accepts the voluntary resignation of his employment effective December 1, 1995 from all offices, officer positions, and other positions he holds within Bank except he shall be an employee (not an officer) of BankAmerica Corporation ("BAC") through February 15, 1996. Mr. Coleman hereby voluntarily tenders and Bank accepts the voluntary resignation of his employment from BAC effective February 15, 1996.

     3.   TIME TO SIGN AGREEMENT.   Mr. Coleman acknowledges and agrees he, or
          -----------------------
his counsel on his behalf, received the Agreement on or before November 9, 1995. Mr. Coleman also acknowledges and agrees he had at least twenty-one (21) calendar days from the date he received this Agreement to decide whether to sign it. Mr. Coleman understands that for seven (7) calendar days after he signs this Agreement he has the right to revoke it, and this Agreement shall not become effective and enforceable until after the expiration of this seven day period. The Agreement may not be revoked after the seven day period. Mr. Coleman understands that he will not be entitled to receive or retain any of the consideration provided by this Agreement, except under Paragraph 4, unless he
                                                                    -------
signs and returns the fully executed Agreement and unless he signs and returns Attachment A confirming that he does not revoke the Agreement, and provided that Attachment A is signed no fewer than eight (8) calendar days after Mr. Coleman signs this Agreement. Mr. Coleman also understands and agrees that as an additional condition to receiving or retaining the consideration provided for by this Agreement, Mr. Coleman must execute and return to Bank the Confirmation of General Release and Settlement Agreement, attached as Attachment B, which may not be signed any earlier than February 16, 1996.

     4.   PAID NOTICE PERIOD.   As consideration for the promises contained in
          -------------------
this Agreement, and without any other obligation to do so, Bank agrees that beginning December 1, 1995, and continuing through February 15, 1996, Mr. Coleman shall be relieved of the regular, day-to-day responsibilities and duties as an employee of BAC including being relieved of all decision-making power or authority and shall not have use of an office, but Mr. Coleman shall assist the Bank in the transition to a new Chief Financial Officer during this period. During this period, Mr. Coleman shall continue to receive the base salary ($58,333.33 per month, less legal deductions for applicable taxes and other withholdings) and be eligible for the medical, dental, vision, life, and accidental death and dismemberment insurance benefits he was receiving from Bank as of the date he first received this Agreement, but he shall not accrue, be eligible to accrue, or utilize any sickness leave and/or long-term disability benefits. During this period, he shall also remain subject to the insider trading rules of the Securities and Exchange Act of 1934, as well as any Bank policies, practices and procedures required by applicable law or as required or directed by any regulatory authority.

     5.   PAYMENTS TO BE MADE.   In consideration of the promises of Mr. Coleman
          --------------------
as set forth herein, and without any other obligation to do so, the parties agree that, on January 2, 1996, Bank will pay Mr. Coleman the gross sum of Four Million Nine Hundred Ninety-Four Thousand Seven Hundred Ninety-One and 67/100 Dollars ($4,994, 791.67), less legal deductions for applicable taxes and other withholdings.

     6.   FURTHER CONSIDERATION - BENEFITS.   As further consideration, and
          ---------------------------------
without any other obligation to do so, Bank will pay Mr. Coleman within ten (10) business days of February 15, 1996, the gross sum of Twenty-Five Thousand Dollars ($25,000.00), less legal deductions for applicable taxes and other withholdings, to defray expenses for premiums that may be incurred by Mr. Coleman with respect to medical, dental, vision, life, long term disability and accidental death and dismemberment insurance.

     7.   BONUS ELIGIBILITY.  As further consideration, and without any other
          ------------------
obligation to do so, the parties agree that Mr. Coleman will be eligible to receive a bonus for his 1995 performance (in lieu of payment under the Senior Management Incentive Program) in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00), less legal deductions for applicable taxes and other withholdings. This bonus will be payable on January 2, 1996. Except as specified in this Agreement, as of the date he executes this Agreement, Mr. Coleman agrees that he is not now nor will he in the future be entitled to any incentive or bonus payment(s) from Bank based on his employment through February 15, 1996.

     8.   FURTHER CONSIDERATION - OUTPLACEMENT.   As further consideration, and
          -------------------------------------
without any other obligation to do so, Bank agrees to pay for Mr. Coleman to be provided with executive outplacement consulting services by a firm of Bank's choice, provided that, to be eligible for these services, Mr. Coleman must begin using such services within 6 months of February 15, 1996. Mr. Coleman acknowledges and agrees that Bank will expend no other sums in support of his efforts to obtain employment and that Bank makes no representation or guarantee that employment for him will be found as a result of its payment for the outplacement services.

4120669.14                             2

     9.   STOCK OPTIONS.   As further consideration, and without any other
          --------------
obligation to do so, the parties agree that, with respect to stock options previously issued to Mr. Coleman by Bank, Bank has recommended and the Executive Personnel and Compensation Committee of the BankAmerica Corporation Board of Directors has approved and agreed, subject to the provisions of Paragraph 3, that (1) all options and stock appreciation rights (including the DEC account credits associated therewith) previously granted to Mr. Coleman and outstanding as of February 15, 1996, shall become 100% vested and immediately exercisable as of February 16, 1996; and (2) that Mr. Coleman shall have three (3) years from February 16, 1996, or the expiration of the original option or stock appreciation rights period, whichever is less, to exercise such options or stock appreciation rights. Except as specified in this Paragraph and in Paragraph 10, as of the date he executes this Agreement, Mr. Coleman agrees that he is not now nor will he in the future be entitled to any further grants of stock options, restricted stock, credits to DEC accounts, or other stock based incentive award(s) based on his employment through February 15, 1996 or on any other basis, and that the Plan documents and Option Agreements shall govern.

     10.  PERFORMANCE SHARES.   As further consideration, and without any other
          -------------------
obligation to do so, the parties agree that, with respect to Performance Share Units (stock and cash components) previously granted to Mr. Coleman, Bank has recommended and the Executive Personnel and Compensation Committee of the BankAmerica Corporation Board of Directors has approved and agreed, subject to the provisions of Paragraph 3, that such Units be retained by Mr. Coleman notwithstanding the separation of his employment on February 15, 1996, as if he had remained employed by the Bank, subject to the fulfilling of the stock price or shareholder return targets with respect to such Units.

     11.  SUPPLEMENTAL RETIREMENT PROGRAM.   As further consideration, and
          --------------------------------
without any other obligation to do so, the parties agree that Mr. Coleman shall make an election under the Supplemental Retirement Program before February 15, 1996, as to whether he wishes to receive an immediate lump sum distribution or elect, subject to the consent of the BankAmerica Corporation Employee Benefits Administrative Committee, a different form of distribution.

     12.  FINANCIAL PLANNING.   As further consideration, and without any other
          -------------------
obligation to do so, Bank agrees that, for 1996, Mr. Coleman shall continue to be provided with standard financial counselling services at Bank's expense to be provided by the Ayco Company, including estate planning advice during 1996 up to a maximum cost of $3,000 for estate planning. The parties understand and agree that these services include tax preparation assistance by the Ayco Company in 1997 with respect to Mr. Coleman's 1996 tax returns. Except as provided by this Paragraph, Mr. Coleman shall not be eligible for any financial counselling services by Ayco Company or any other company after December 31, 1996.

     13.  RELEASE OF CLAIMS.   In exchange for the promises contained in this
          ------------------
Agreement, Mr. Coleman hereby waives, releases and forever discharges, and agrees to the

4120669.14                             3
extent permitted by law that he will not in any manner institute, prosecute or pursue, any and all complaints, claims, charges, claims for relief, demands, suits, actions or causes of action, whether in law or in equity, which he asserts or could assert, at common law or under any statute, rule, regulation, order or law, whether federal, state, or local, or on any grounds whatsoever, including without limitation, any age discrimination claims under the federal Age Discrimination in Employment Act, and any claims under the California Fair Employment and Housing Act, the California Labor Code, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Racketeer Influenced and Corrupt Organizations Act, the Financial Reform Recovery and Enforcement Act of 1989, and/or Section 1981 of Title 42 of the United States Code, against Bank and/or any of its or their current or former, owners, officials, directors, officers, shareholders, affiliates, agents, employee benefit plans, representatives, servants, employees, attorneys, subsidiaries, parents, divisions, branches, units, successors, predecessors, and assigns (collectively referred to as "Released Parties") with respect to any event, matter, claim, damage or injury arising out of his employment relationship with Bank, and/or the termination of such employment relationship, and/or with respect to any other claim, matter, or event arising prior to execution of this Agreement by Mr. Coleman. This Agreement includes, but is not limited to, (i) release of any claims arising from or related to any statements (written or oral) made or distributed or published by any or all of the Released Parties, prior to signing of this Agreement by Mr. Coleman, including any statements by Mr. Coleman himself, and (ii) release of any claims for any type of wages, commissions, bonus, separation or severance benefits, stock, or any other form of compensation. This Agreement does not release or waive rights or claims based on events that may arise after the date the Agreement is executed by Mr. Coleman. In addition, this Agreement does not release or waive any rights or claims of Mr. Coleman (1) for indemnification as a director, officer or agent of the Bank under applicable law, applicable by-laws, or applicable charter provisions, (2) under this Agreement itself, (3) for health benefits or life insurance benefits based on claims already submitted or which are covered claims and are properly submitted in the future, or (4) for any vested rights under pension or retirement plans.

     14.  CIVIL CODE (S)1542 WAIVER.   As a further consideration and inducement
          --------------------------
for this Agreement, to the extent permitted by law, Mr. Coleman hereby waives and releases any and all rights under Section 1542 of the California Civil Code or any analogous state, local, or federal law, statute, rule, order or regulation, he has or may have with respect to the Released Parties. California Civil Code Section 1542 reads as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

4120669.14                             4

Mr. Coleman hereby expressly agrees that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages as well as those that are now disclosed. The rights and claims released or waived under Paragraphs 13 and 14 shall be collectively referred to as "Released Claims".

     15.  BANK'S RELEASE OF CLAIMS.   In exchange for the promises contained in
          -------------------------
this Agreement, Bank hereby waives, releases and forever discharges, and agrees to the extent permitted by law that it will not in any manner institute, prosecute or pursue, any and all complaints, claims, charges, claims for relief, demands, suits, actions or causes of action, whether in law or in equity, which it asserts or could assert, at common law or under any statute, rule, regulation, order or law, whether federal, state, or local, or on any grounds whatsoever, arising from or attributable to Mr. Coleman's employment relationship with Bank, or based on any claim, matter, or event occurring prior to the execution of this Agreement by Bank; provided, however, that the waivers and releases of this Paragraph shall not extend to any criminal, malicious, dishonest, or fraudulent acts of Mr. Coleman in violation of any Federal or state laws or regulations, or in violation of Bank policies or guidelines, or arising out of a conflict of interest, bad faith actions, violations of public policy, or claims which are not waivable by law. Further, this release shall not extend to any banking or customer relationship Mr. Coleman may have with Bank, including, but not limited to, consumer or residential loans, personal loans, equity loans, lines of credit, checking, investment, savings, or trust accounts, business loans, credit cards, credit arrangements or any other financial agreements or obligations, including, but not limited to, any matters on which Mr. Coleman is a guarantor or co-signer, and Mr. Coleman represents to the best of his knowledge after reasonable inquiry that he is current with respect to all such obligations.

     16.  NO VACATION.   Mr. Coleman acknowledges and agrees that he has no
          ------------
accrued and unused vacation days, in lieu or personal choice days as of the date he executes this Agreement and shall not earn or accrue any vacation, in lieu or personal choice days between the date he executes this Agreement and February 15, 1996.

     17.  DEFERRED COMPENSATION AMOUNTS.   Mr. Coleman understands and agrees
          ------------------------------
that any and all deferred compensation amounts he has under any deferred compensation plan(s), if any, will be paid to him pursuant to the terms of such plan(s) following the effective date of the resignation of his employment on February 15, 1996.

     18.  CONFIDENTIAL INFORMATION.
          -------------------------

     (a) Mr. Coleman agrees and acknowledges that the positions held by him within Bank gave him significant access to confidential information of substantial importance to the business of the Bank. Therefore, to the fullest extent permitted by applicable law, Mr. Coleman agrees that any and all information ("Confidential Information") obtained by or disclosed to him at any time during his employment with Bank, and which is treated as

4120669.14                             5
confidential by the Bank and which is not generally known to the public, is strictly confidential and/or proprietary to Bank, shall be treated as trade secrets of Bank, and shall not be disclosed, discussed, or revealed to any persons, entities, or organizations, inside or outside of Bank, without prior written approval to do so from Kathleen Burke (or her successor or delegee). Confidential Information shall include, but not be limited to, customer lists, information concerning Bank's customers to the extent disclosure or use thereof would violate applicable banking and privacy laws or regulations or reveal confidential competitive information, strategies, tactics, methods of operation, processes, practices, policies, programs, marketing information, market research data, financial information, procedures, and/or personnel information. Further, to the fullest extent permitted by applicable law, Mr. Coleman agrees he will not (a) use any Confidential Information to solicit present or potential business or customers of the Bank or use any Confidential Information to otherwise compete with the Bank, or (b) use any Confidential Information to assist any other individual, company or entity to do so. A breach of this Paragraph 18, including this subparagraph 18(a) or subparagraph 18(b) below, is a material breach. The parties to this Agreement agree that, should Mr. Coleman violate the provisions of this Paragraph, Bank shall be relieved of any obligation it may have to provide any consideration to Mr. Coleman which has not yet been provided under this Agreement, except Mr. Coleman shall continue to receive the consideration provided for under Paragraphs 9, 10, and 11. In addition to any remedy for breach of this Paragraph which is provided by this Paragraph, Bank retains all other legal and equitable rights or remedies, including injunctive relief, which may be available under the law.

     (b) The parties agree that Confidential Information does not include: (i) information which was in the public domain at the time it was disclosed or comes into the public domain through no fault of Mr. Coleman or his agents, (ii) information as to which Mr. Coleman can carry the burden of proof that it was known to Mr. Coleman at the time he received it from the Bank, as can be shown by his files in existence at the time of receipt, (iii) information which is disclosed with the prior written approval of an authorized representative of the Bank, (iv) information which is known to Mr. Coleman from a source other than Bank and without any breach of this Agreement by Mr. Coleman, properly and legally disclosed to Mr. Coleman without confidentiality restrictions on its use, and otherwise not disclosed to Mr. Coleman in violation of the Bank's rights, (v) information which is deliberately disclosed to a third party by an authorized representative of the Bank without disclosure restrictions similar or analogous to those contained in this Agreement, other than disclosures to government regulators, or (vi) information which is disclosed by Mr. Coleman pursuant to the order or requirement of a court, administrative agency, regulatory authority or other governmental body, in respect of which Mr. Coleman shall make best, good faith efforts to promptly notify Bank of the pendency of such order or requirement so that Bank has a reasonable opportunity to move for a protective order in advance of any such disclosure.

4120669.14                             6

     19.  NO RAIDING.   As further consideration, to the fullest extent
          -----------
permitted by applicable law, Mr. Coleman agrees he will not solicit for employment or solicit for hire, on behalf of himself or any other person, company or entity, any employees of Bank, nor will he aid any other person, entity or company to do so, unless Mr. Coleman receives prior written authorization to do so from Kathleen Burke (or her successor or delegee), from the time he signs this Agreement through February 15, 1997, nor has he done so within the three months prior to the time he signs this Agreement with one exception with respect to an officer who made an inquiry of him (whose name has been disclosed to counsel for Bank). A general advertisement through the mass media soliciting applicants for a position or positions shall not constitute a violation of this Paragraph. A breach of this Paragraph is a material breach. The parties to this Agreement agree that, should Mr. Coleman violate the provisions of this Paragraph, Bank shall be relieved of any obligation it may have to provide any consideration to Mr. Coleman which has not yet been provided under this Agreement, except Mr. Coleman shall continue to receive the consideration provided for under Paragraphs 9, 10, and 11. In addition to any remedy for breach of this Paragraph which is provided by this Paragraph, Bank retains all other legal and equitable rights or remedies, including injunctive relief, which may be available under the law.

     20.  CONFIDENTIALITY OF AGREEMENT TERMS.   To the extent not disclosed to
          -----------------------------------
the public by an authorized representative of Bank, Mr. Coleman also agrees that the terms and conditions of this Agreement and any and all actions by Bank in accordance therewith, are strictly confidential and, with the exception of Mr. Coleman's counsel, tax advisor, financial advisor, immediate family, or as required by applicable law or legal process, or to enforce Mr. Coleman's rights or secure performance by the Bank under this Agreement, have not been and shall not be disclosed, discussed, or revealed by Mr. Coleman or his agents or representatives to any other persons, entities, or organizations, whether within or outside Bank, without prior written approval by Kathleen Burke (or her successor or delegee); provided, however, that Mr. Coleman shall not be prohibited from disclosing the fact or terms of Paragraph 19. Mr. Coleman further agrees to take all reasonable steps necessary to insure that confidentiality is maintained by any of the individuals or entities referenced above to whom disclosure is authorized. Mr. Coleman shall make best, good faith efforts to promptly notify Bank of the pendency of any legal process or order which requests or requires disclosure of information governed by this Paragraph so that Bank has a reasonable opportunity to move for a protective order in advance of any such disclosure. A breach of this Paragraph is a material breach. The parties to this Agreement agree that, should Mr. Coleman violate the provisions of this Paragraph, Bank shall be relieved of any obligation it may have to provide any consideration to Mr. Coleman which has not yet been provided under this Agreement, except Mr. Coleman shall continue to receive the consideration provided for under Paragraphs 9, 10, and 11. In addition to any remedy for breach of this Paragraph which is provided by this Paragraph, Bank retains all other legal and equitable rights or remedies, including injunctive relief, which may be available under the law.

4120669.14                             7

     21.  RETURN OF BANK PROPERTY.   Mr. Coleman further represents and/or
          ------------------------
agrees that he has returned or, prior to February 15, 1996, will return, or allow to be returned, to Bank all equipment and/or other material property belonging to it (including, without limitation, business credit cards, building passes, building keys, parking passes, fax equipment, computer equipment, security equipment including the alarm box at his home (except Bank will not remove magnetic sensors from his home unless Bank compensates Mr. Coleman for damages to his home caused by such removal), and phone equipment) which has been
or is in his care, custody, possession or control.   Mr. Coleman agrees that, as
of February 15, 1996, he will reimburse or reconcile to the Bank's satisfaction all outstanding expenses or bills charged or chargeable to the Bank under Bank guidelines, except that the parties understand and agree that there may be expenses incurred prior to February 15, 1996, for which the bills are received after such date, and Mr. Coleman shall promptly reimburse or reconcile any such bills. (Minimal if any such charges or expenses are anticipated after December 1, 1995.) In addition, Mr. Coleman agrees that, as of the date he executes this Agreement, he has submitted all charges or business expenses incurred by him and associated with his employment with the Bank and properly charged to Bank, except for those bills he receives after he signs this Agreement, which he shall promptly submit to the Bank. (Minimal if any such charges or expenses are anticipated after December 1, 1995.)

     22.  FUTURE COOPERATION.   Mr. Coleman additionally agrees to make himself
          -------------------
reasonably available in connection with any and all claims, disputes, negotiations, investigations, lawsuits or administrative proceedings involving the Bank, to provide information or documents, provide declarations or statements to the Bank, meet with attorneys or other representatives of the Bank, prepare for and give depositions or testimony, and/or otherwise cooperate in the investigation, defense or prosecution of such matters. Mr. Coleman similarly agrees to cooperate with respect to providing information known to him as a result of his employment with Bank and related to Bank business.

     23.  NO ADMISSION OF LIABILITY.   By entering into this Agreement, neither
          --------------------------
party admits any liability whatsoever to the other party or to any other person arising out of any claims heretofore or hereafter asserted by such party and both Bank and Mr. Coleman expressly deny any and all such liability.

     24.  PAYMENTS NOT PART OF PENSION OR RETIREMENT PLANS.   Except for the
          -------------------------------------------------
amounts payable under Paragraph 4, none of the expenses to be incurred by Bank and/or payments or reimbursements to be made by Bank to Mr. Coleman pursuant to this Agreement shall count as earnings for purposes of Mr. Coleman's pension, regular or supplemental retirement, or regular or supplemental savings plan benefits, including specifically BankAmerishare or BankAmeraccount, or the 401(k) Investment Plan or the Pension Plan.

     25.  ATTORNEYS' FEES.   As further mutual consideration of the promises set
          ----------------
forth herein, the Bank and Mr. Coleman agree that they each are responsible for their own

4120669.14                             8
attorneys' fees and costs, and each agrees that they will not seek from the other reimbursement for attorneys' fees and/or costs incurred in connection with this Agreement or relating to any matters addressed in this Agreement.

     26.  JOINT PARTICIPATION IN PREPARATION OF AGREEMENT.  The parties hereto
          ------------------------------------------------
participated jointly in the negotiation and preparation of this Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review, comment upon, and redraft this Agreement. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Agreement shall be construed as if the parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against any one party and in favor of the other.

     27.  NO OTHER CLAIMS.
          ----------------

     (a) Mr. Coleman agrees and represents that he has not filed or otherwise pursued any charges, complaints or claims of any nature with any local, state or federal government agency or court with respect to any Released Claims and, to the extent permitted by law, he will not do so in the future. If any government agency or court assumes jurisdiction of any Released Claim, Mr. Coleman will take such actions to ensure that such agency or court withdraws from and/or dismisses the matter with prejudice, including but not limited to, requesting such action by such agency or court, and he will not participate or cooperate in such matter(s) except as required by law or as specified in this Agreement. Mr. Coleman agrees that the Bank has no obligation to provide any consideration under this Agreement if, at any time from the date this Agreement is executed by Mr. Coleman through the date any such payment, payments or other consideration would otherwise become due or payable, Mr. Coleman has filed any lawsuit, administrative charge or claim of any nature with any local, state or federal government agency or court against any Released Party with respect to any Released Claim, except Mr. Coleman shall continue to receive the consideration provided for under Paragraphs 9, 10, and 11.

     (b) Bank agrees and represents that it has not filed or otherwise pursued any charges, complaints or claims of any nature with any local, state or federal government agency or court with respect to claims released or waived under Paragraph 15 of this Agreement and, to the extent permitted by law, it will not do so in the future. If any government agency or court assumes jurisdiction of any claims released or waived under Paragraph 15, Bank will take such actions to ensure that such agency or court withdraws from and/or dismisses the matter with prejudice, including but not limited to, requesting such action by such agency or court, and Bank will not participate or cooperate in such matter(s) except as required by law or as specified in this Agreement.

     28.  ASSIGNMENTS.  Mr. Coleman represents and warrants that he has not
          ------------
assigned or transferred to any person, company or entity any of his Released Claims, including but not limited to any covenant not to sue. Bank represents and warrants that it has not assigned

4120669.14                             9
or transferred to any person, company or entity any of its claims released or waived under Paragraph 15, including but not limited to any covenant not to sue.

     29.  SEVERABILITY.   Should any of the clauses or provisions of this
          -------------
Agreement be rendered invalid by a court or government agency of competent jurisdiction, it is agreed that this shall not in any way or manner affect the enforceability of the other provisions of this Agreement which shall remain in full force and effect. The parties further agree that California law shall govern the validity and interpretation of this Agreement and that jurisdiction and/or venue of any action involving the validity, interpretation or enforcement of this Agreement or any of its terms, provisions or obligations or claiming breach thereof, shall exist exclusively in a court or government agency located within San Francisco, California.

     30.  SCOPE OF AGREEMENT.   Mr. Coleman hereby affirms and acknowledges that
          -------------------
he has read the foregoing Agreement, that he has had the opportunity to review or discuss it and has reviewed or discussed it with the counsel of his choice, that changes have been made to the Agreement at his request, and that he fully understands and appreciates the meaning of each of its terms. The parties to this Agreement represent that this Agreement may be used as evidence in any subsequent proceeding in which any of the parties alleges a breach of this Agreement or seeks to enforce its terms, provisions or obligations.

     31.  RECOVERY OF FEES AND COSTS.   In the event of litigation arising under
          ---------------------------
this Agreement, the prevailing party is entitled to reasonable attorneys' fees and costs in addition to any other relief to which it is determined the prevailing party is entitled.

     32.  FAILURE TO MAKE PAYMENTS.   This Agreement shall be null and void at
          -------------------------
Mr. Coleman's prompt election if Bank fails to, in fact, provide the payments as called for by Paragraphs 4, 5, and 7 or the consideration as called for by Paragraphs 9 and 10, promptly following a demand to do so by Mr. Coleman. However, a good faith dispute with respect to the number or amount of options, stock appreciation rights, DEC account credits, or Performance Share Units, or a good faith dispute with respect to the exercise periods or the terms or application of the Plan documents or Option Agreements, shall not serve as a basis for Mr. Coleman to elect to declare the Agreement null and void. Should Mr. Coleman declare the Agreement null and void, he may retain and continue to receive the consideration as called for by Paragraphs 9 and 10 but he shall return and no longer be eligible to receive the payments as called for by Paragraphs 5 and 7. In addition, should Mr. Coleman declare the Agreement null and void, in addition to the provisions of this Paragraph, Mr. Coleman may pursue any remedies against the Bank available under applicable law.

     33.  ENTIRE AGREEMENT.   This Agreement constitutes the complete
          -----------------
understanding between Mr. Coleman and Bank and supersedes any and all prior agreements, promises, representations, or inducements, no matter its or their form, concerning its subject matter. Section headings in this Agreement are included for convenience of reference only and shall

4120669.14                             10
not be considered part of this Agreement for any other purpose. No promises or agreements made subsequent to the execution of this Agreement by these parties shall be binding unless reduced to writing and signed by Mr. Coleman and Kathleen Burke (or her successor or delegee).


     PLEASE TAKE THIS AGREEMENT HOME AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. YOU SHOULD CONSULT AN ATTORNEY OF YOUR CHOICE ABOUT THIS AGREEMENT BEFORE YOU SIGN THE AGREEMENT. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS TO THE EXTENT PERMITTED BY LAW.


                                           LEWIS W. COLEMAN


DATED:  December 1, 1995                   /s/ LEWIS W. COLEMAN
        ----------------                   ----------------------------



                                           "BANK"


DATED:  December 4, 1995                   by /s/ KATHLEEN J. BURKE
        ----------------                     --------------------------
                                            Kathleen J. Burke
                                            Vice Chairman

4120669.14                             11

                                                                    ATTACHMENT A



                          STATEMENT OF NON-REVOCATION
                       AS OF THE DATE SHOWN ON THIS FORM


     By signing below, I hereby verify that I have chosen not to revoke my agreement to and execution of the General Release and Settlement Agreement. My signature confirms my renewed agreement to the terms of that Agreement, including the release and waiver of any and all claims relating to my employment with Bank and/or the termination of that employment, and of all other claims released or waived under Paragraphs 13 and 14 of the General Release and Settlement Agreement.


LEWIS W. COLEMAN                                     ###-##-####
--------------------------                    ---------------------------------
 Name (Please Print)                            Social Security Number

 /s/ LEWIS W. COLEMAN                           December 13, 1995
--------------------------                    ----------------------------------
 Signature*                                     Date*



*DO NOT SIGN, DATE OR RETURN THIS DOCUMENT UNTIL EIGHT (8) DAYS AFTER YOU SIGN THE GENERAL RELEASE AND SETTLEMENT AGREEMENT.

4120669.14                             12

                                                                    ATTACHMENT B



           CONFIRMATION OF GENERAL RELEASE AND SETTLEMENT AGREEMENT



    By signing below, I hereby acknowledge and confirm my agreement to all the terms of the General Release and Settlement Agreement ("Agreement"). I also agree, that as of the date I sign this document, I release and waive any and all additional employment claims (e.g., statutory employment claims, wrongful
                              ----
discharge types of claims or related claims, breach of employment contract types of claims, but not claims for breach of the Agreement itself) I may have relating to my employment within BankAmerica Corporation and/or the termination of that relationship which I would not have but for my being an employee of BankAmerica Corporation since the time I signed the Agreement.



/s/ LEWIS W. COLEMAN                       February 18, 1996
---------------------------------         -----------------------------
 Signature*                                Date*



*DO NOT SIGN, DATE OR RETURN THIS DOCUMENT BEFORE FEBRUARY 16, 1996

4120669.14                             13